UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 24, 2015
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on September 24, 2015. Of the 3,594,221 shares of common stock entitled to vote, 2,807,556 were represented either in person or proxy. Seven directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2016 was approved.

The seven directors elected were:

			Broker
	For	Withheld	Non-Votes
John B. Schmieder	2,097,865	299,202	410,489
John J. Sullivan, Ph.D.	2,382,662	14,405	410,489
Michael T. Brooks	1,921,110	475,957	410,489
H. Stuart Campbell	1,919,524	477,543	410,489
Robert V. Dwyer	1,633,568	763,499	410,489
Evan C. Guillemin	1,921,575	475,492	410,489
David M. Kelly	1,920,804	476,263	410,489

The advisory vote to approve executive compensation was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,334,323	29,305	33,439	410,489

The appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2016 was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,805,603	1,953	--	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 24, 2015	BY:	Mesa Laboratories, Inc. ( Registrant) /s/ John J. Sullivan John J. Sullivan, President and Chief Executive Officer